Free Writing Prospectus (To the Prospectus dated March 31, 2009, as supplemented by the prospectus supplement dated April 21, 2009 and the prospectus supplement dated September 14, 2009)	Filed Pursuant to Rule 433 Registration Statement No. 333-158319 October 26, 2010

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ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB(Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Notice: The auction has been extended until 10/26/2010 12:06:50 PM EDT.

Auction Information

Auction Start:	10/19/2010 6:00 PM EDT
Auction End:	10/26/2010 12:06 PM EDT
Last Update:	**10/26/2010 1:08:27 PM EDT**
Auction Status:	**Over**

Issue Information

Issue Type:	Corporate Bonds
Principal Offered:	$ 2,000,000.00
Units Offered:	2000
Denomination:	$ 1,000.00
Coupon:	3.000%
Min. Price:	98.000
Max. Price:	102.000
Min. Yield:	0.980%
Max. Yield:	5.082%
Settlement Date:	10/29/2010
First Interest Date:	4/28/2011
Maturity Date:	10/28/2011
Day Basis:	30/360 (359 days)
Int. Frequency:	Semi-Annually
Documents:	Prospectus
	Term Sheet
	Auction Rules
	About the Issuer

Bidding Information

Number of Bidders:	104
Number of Bids:	157
Amt. of Bids:	$ 15,466,000.00
Coverage:	773.30%
Highest Bid:	100.099
Lowest Bid:	98.000
Bid Spread:	2.099
Num. Bids Accepted:	29
Num. Bidders with Bids Accepted:	29
Highest Bid Accepted:	100.099
Lowest Bid Accepted:	100.000

Buy Today! Information

Price:	100.000
Yield:	3.00%

Bids

Final Market-Clearing Price: 100.000
Final Market-Clearing Yield: 3.000%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 18847	10	100.099	10/26/2010 12:06:37 PM	10 units	$ 10,000.00
Bidder 13661	10	100.020	10/26/2010 12:05:25 PM	10 units	$ 10,000.00
Bidder 23436	1,500	100.010	10/26/2010 12:06:13 PM	1,500 units	$ 1,500,000.00
Bidder 26404	15	100.010	10/22/2010 12:25:21 PM	15 units	$ 15,000.00
Bidder 25667	10	100.010	10/22/2010 1:49:00 PM	10 units	$ 10,000.00
Bidder 23673	12	100.010	10/22/2010 4:29:13 PM	12 units	$ 12,000.00
Bidder 23039	20	100.010	10/25/2010 2:22:30 PM	20 units	$ 20,000.00
Bidder 26431	15	100.010	10/25/2010 4:37:09 PM	15 units	$ 15,000.00
Bidder 25590	10	100.010	10/25/2010 5:33:18 PM	10 units	$ 10,000.00
Bidder 22994	25	100.010	10/26/2010 12:00:43 PM	25 units	$ 25,000.00
Bidder 26406	60	100.001	10/22/2010 1:37:24 PM	60 units	$ 60,000.00
Bidder 25467	1	100.000	10/21/2010 12:12:35 PM	1 unit	$ 1,000.00
Bidder 15442	20	100.000	10/21/2010 3:08:34 PM	20 units	$ 20,000.00
Bidder 15443	20	100.000	10/21/2010 3:15:35 PM	20 units	$ 20,000.00
Bidder 23034	20	100.000	10/21/2010 5:23:51 PM	20 units	$ 20,000.00

Bidder 25653	10	100.000	10/21/2010 6:01:26 PM	10 units	$ 10,000.00
Bidder 26407	3	100.000	10/22/2010 1:47:48 PM	3 units	$ 3,000.00
Bidder 20317	10	100.000	10/22/2010 4:01:30 PM	10 units	$ 10,000.00
Bidder 26426	20	100.000	10/25/2010 3:21:00 PM	20 units	$ 20,000.00
Bidder 12466	5	100.000	10/25/2010 5:02:12 PM	5 units	$ 5,000.00
Bidder 24582	1	100.000	10/26/2010 11:08:37 AM	1 unit	$ 1,000.00
Bidder 11488	1	100.000	10/26/2010 11:21:47 AM	1 unit	$ 1,000.00
Bidder 17667	16	100.000	10/26/2010 12:00:38 PM	16 units	$ 16,000.00
Bidder 23086	20	100.000	10/26/2010 12:01:17 PM	20 units	$ 20,000.00
Bidder 14033	15	100.000	10/26/2010 12:03:03 PM	15 units	$ 15,000.00
Bidder 21599	100	100.000	10/26/2010 12:03:22 PM	100 units	$ 100,000.00
Bidder 23328	5	100.000	10/21/2010 12:08:56 PM	5 units	$ 5,000.00
Bidder 21927	2	100.000	10/21/2010 6:25:02 PM	2 units	$ 2,000.00
Bidder 25080	50	100.000	10/25/2010 12:06:49 PM	44 units	$ 44,000.00
Bidder 26434	100	100.000	10/25/2010 10:52:17 PM	Rejected: Timestamp	
Bidder 25700	2,000	100.000	10/26/2010 12:04:50 PM	Rejected: Timestamp	
Bidder 26287	60	99.985	10/26/2010 12:05:08 PM	Rejected: Price	
Bidder 23108	25	99.971	10/26/2010 12:04:09 PM	Rejected: Price	
Bidder 23074	10	99.970	10/26/2010 12:04:18 PM	Rejected: Price	
Bidder 23003	30	99.951	10/26/2010 12:04:58 PM	Rejected: Price	
Bidder 26287	30	99.950	10/22/2010 10:37:48 AM	Rejected: Price	
Bidder 26287	60	99.950	10/26/2010 12:04:23 PM	Rejected: Price	
Bidder 22917	5	99.932	10/26/2010 11:59:05 AM	Rejected: Price	
Bidder 14033	15	99.903	10/26/2010 12:00:28 PM	Rejected: Price	
Bidder 23003	30	99.903	10/26/2010 12:00:53 PM	Rejected: Price	
Bidder 13571	20	99.900	10/26/2010 12:03:26 PM	Rejected: Price	
Bidder 26287	30	99.875	10/26/2010 11:55:08 AM	Rejected: Price	
Bidder 26426	6	99.805	10/25/2010 3:21:31 PM	Rejected: Price	
Bidder 23086	20	99.805	10/26/2010 12:01:17 PM	Rejected: Price	
Bidder 15637	3	99.762	10/25/2010 1:24:21 PM	Rejected: Price	
Bidder 23034	20	99.760	10/21/2010 5:23:51 PM	Rejected: Price	
Bidder 22994	25	99.758	10/26/2010 11:55:14 AM	Rejected: Price	
Bidder 17061	10	99.757	10/22/2010 3:43:25 PM	Rejected: Price	
Bidder 15213	10	99.757	10/22/2010 3:54:11 PM	Rejected: Price	
Bidder 23003	30	99.757	10/26/2010 11:57:56 AM	Rejected: Price	
					« Prev. Page 1 of 4 Next »
			Auction Totals:	2,000 units	$ 2,000,000.00

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 15509	10	3.00%	10/21/2010 12:57:16 PM	10 units	$ 10,000.00
Bidder 26407	3	3.00%	10/22/2010 1:47:48 PM	3 units	$ 3,000.00
Bidder 26409	4	3.00%	10/22/2010 3:40:23 PM	4 units	$ 4,000.00
Bidder 26287	15	3.00%	10/25/2010 3:44:05 PM	15 units	$ 15,000.00
Bidder 16745	10	3.00%	10/25/2010 11:01:53 PM	10 units	$ 10,000.00
			Auction Totals:	42 units	$ 42,000.00

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated April 21, 2009, the prospectus supplement dated September 14, 2009 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

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Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB(Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Notice: The auction has been extended until 10/26/2010 12:06:50 PM EDT.

Auction Information

Auction Start:	10/19/2010 6:00 PM EDT
Auction End:	10/26/2010 12:06 PM EDT
Last Update:	**10/26/2010 1:13:37 PM EDT**
Auction Status:	**Over**

Issue Information

Bidding Information

Buy Today! Information

Bids

Final Market-Clearing Price: 100.000
Final Market-Clearing Yield: 3.000%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 14033	15	99.757	10/26/2010 11:58:02 AM	Rejected: Price	
Bidder 23086	20	99.679	10/26/2010 11:55:32 AM	Rejected: Price	
Bidder 18907	5	99.660	10/26/2010 11:57:57 AM	Rejected: Price	
Bidder 24324	25	99.524	10/20/2010 4:20:57 PM	Rejected: Price	
Bidder 23034	20	99.521	10/21/2010 5:23:51 PM	Rejected: Price	
Bidder 22212	5	99.514	10/22/2010 11:19:49 AM	Rejected: Price	
Bidder 22995	35	99.514	10/22/2010 7:50:37 PM	Rejected: Price	
Bidder 18493	10	99.514	10/22/2010 9:27:57 PM	Rejected: Price	
Bidder 15900	100	99.514	10/25/2010 5:05:43 PM	Rejected: Price	
Bidder 23912	25	99.514	10/25/2010 11:47:29 PM	Rejected: Price	
Bidder 23086	20	99.514	10/26/2010 11:54:50 AM	Rejected: Price	
Bidder 23003	30	99.514	10/26/2010 11:55:03 AM	Rejected: Price	
Bidder 18907	5	99.514	10/26/2010 11:55:14 AM	Rejected: Price	
Bidder 22271	40	99.500	10/21/2010 4:58:48 PM	Rejected: Price	
Bidder 21471	100	99.417	10/26/2010 11:54:49 AM	Rejected: Price	
Bidder 23034	20	99.277	10/21/2010 5:23:51 PM	Rejected: Price	
Bidder 26409	1	99.273	10/22/2010 3:40:23 PM	Rejected: Price	
Bidder 26409	4	99.200	10/26/2010 9:14:33 AM	Rejected: Price	
Bidder 21545	100	99.128	10/26/2010 12:06:35 PM	Rejected: Price	
Bidder 26409	1	99.109	10/26/2010 9:09:46 AM	Rejected: Price	
Bidder 21363	30	99.100	10/26/2010 10:56:01 AM	Rejected: Price	
Bidder 23003	30	99.080	10/26/2010 11:52:16 AM	Rejected: Price	
Bidder 22994	25	99.042	10/26/2010 10:08:03 AM	Rejected: Price	
Bidder 23034	20	99.040	10/21/2010 5:23:51 PM	Rejected: Price	
Bidder 14252	7	99.032	10/20/2010 3:20:57 PM	Rejected: Price	
Bidder 24579	10	99.032	10/20/2010 3:24:01 PM	Rejected: Price	
Bidder 2223	10	99.032	10/22/2010 11:47:58 AM	Rejected: Price	
Bidder 21785	10	99.032	10/22/2010 12:09:49 PM	Rejected: Price	
Bidder 26411	50	99.032	10/22/2010 5:03:41 PM	Rejected: Price	
Bidder 2715	1	99.032	10/23/2010 4:32:29 PM	Rejected: Price	
Bidder 17839	15	99.032	10/25/2010 9:30:10 AM	Rejected: Price	
Bidder 26427	55	99.032	10/25/2010 2:30:34 PM	Rejected: Price	
Bidder 23329	5	99.032	10/25/2010 5:47:43 PM	Rejected: Price	
Bidder 18907	5	99.032	10/26/2010 9:25:17 AM	Rejected: Price	
Bidder 14033	15	99.032	10/26/2010 10:10:07 AM	Rejected: Price	
Bidder 23692	25	99.032	10/26/2010 10:24:05 AM	Rejected: Price	
Bidder 23086	20	99.032	10/26/2010 11:23:31 AM	Rejected: Price	
Bidder 21471	100	99.008	10/26/2010 11:52:14 AM	Rejected: Price	
Bidder 19253	20	99.000	10/25/2010 5:59:45 PM	Rejected: Price	
Bidder 4799	25	98.936	10/22/2010 11:04:37 AM	Rejected: Price	
Bidder 19253	30	98.800	10/25/2010 6:03:13 PM	Rejected: Price	
Bidder 21471	100	98.792	10/26/2010 11:49:44 AM	Rejected: Price	
Bidder 26287	30	98.750	10/20/2010 11:26:15 AM	Rejected: Price	
Bidder 23474	5	98.750	10/26/2010 11:50:39 AM	Rejected: Price	
Bidder 25692	100	98.673	10/22/2010 2:32:03 PM	Rejected: Price	
Bidder 864	5	98.673	10/26/2010 10:37:51 AM	Rejected: Price

Zions Direct Auctions—Results Page 2 of 2

Bidder 25700 2,000 98.625 10/26/2010 11:49:02 AM Rejected: Price Bidder 19253 20 98.600 10/25/2010 5:59:45 PM Rejected: Price Bidder 22528 50 98.600 10/26/2010 11:45:41 AM Rejected: Price Bidder 21866 100 98.597 10/23/2010 11:03:10 AM Rejected: Price

« Prev. Page 2 of 4 Next » Auction Totals: 2,000 units $ 2,000,000.00

Direct Orders

Bidder Units Yield Timestamp Awarded Amount Due

Bidder 15509 10 3.00% 10/21/2010 12:57:16 PM 10 units $ 10,000.00 Bidder 26407 3 3.00% 10/22/2010 1:47:48 PM 3 units $ 3,000.00 Bidder 26409 4 3.00% 10/22/2010 3:40:23 PM 4 units $ 4,000.00 Bidder 26287 15 3.00% 10/25/2010 3:44:05 PM 15 units $ 15,000.00 Bidder 16745 10 3.00% 10/25/2010 11:01:53 PM 10 units $ 10,000.00

Auction Totals: 42 units $ 42,000.00

Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated April 21, 2009, the prospectus supplement dated September 14, 2009 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Power by grant street group

Software that works

Entrust

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ZIONS DIRECT AUCTIONS

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Home » Auction #1937

Auctions
View current auctions

Results Archive
View the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Preferred Stock

Warrants

Issuers

University
Learn more about our auctions

Demos
Learn how to participate!

Think

WEEKLY UPDATE

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Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB(Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Notice: The auction has been extended until 10/26/2010 12:06:50 PM EDT.

Auction Information

Auction Start:	10/19/2010 6:00 PM EDT
Auction End:	10/26/2010 12:06 PM EDT
Last Update:	**10/26/2010 1:15:38 PM EDT**
Auction Status:	**Over**

Issue Information

Bidding Information

Buy Today! Information

Bids

Final Market-Clearing Price: 100.000

Final Market-Clearing Yield: 3.000%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 21771	1	98.573	10/22/2010 2:13:54 PM	Rejected: Price	
Bidder 25381	5	98.563	10/26/2010 9:33:45 AM	Rejected: Price	
Bidder 24310	5	98.553	10/22/2010 5:44:43 PM	Rejected: Price	
Bidder 21471	100	98.553	10/25/2010 11:59:49 AM	Rejected: Price	
Bidder 14735	100	98.553	10/26/2010 9:47:53 AM	Rejected: Price	
Bidder 16791	50	98.553	10/26/2010 11:02:35 AM	Rejected: Price	
Bidder 26429	25	98.553	10/26/2010 11:18:14 AM	Rejected: Price	
Bidder 21866	50	98.520	10/26/2010 10:45:29 AM	Rejected: Price	
Bidder 22843	50	98.500	10/20/2010 4:11:27 PM	Rejected: Price	
Bidder 21001	1	98.500	10/26/2010 10:49:16 AM	Rejected: Price	
Bidder 26241	10	98.500	10/26/2010 11:33:06 AM	Rejected: Price	
Bidder 22548	10	98.477	10/26/2010 10:40:56 AM	Rejected: Price	
Bidder 25700	2,000	98.475	10/26/2010 10:33:10 AM	Rejected: Price	
Bidder 21866	50	98.456	10/23/2010 11:03:55 AM	Rejected: Price	
Bidder 19894	2	98.429	10/25/2010 3:01:59 PM	Rejected: Price	
Bidder 16791	50	98.410	10/20/2010 7:50:05 PM	Rejected: Price	
Bidder 19253	20	98.400	10/25/2010 5:59:45 PM	Rejected: Price	
Bidder 21001	1	98.400	10/26/2010 10:49:16 AM	Rejected: Price	
Bidder 22580	1	98.383	10/26/2010 10:34:54 AM	Rejected: Price	
Bidder 25700	2,000	98.375	10/26/2010 9:27:18 AM	Rejected: Price	
Bidder 21001	1	98.300	10/26/2010 10:49:16 AM	Rejected: Price	
Bidder 25700	2,000	98.260	10/26/2010 9:16:53 AM	Rejected: Price	
Bidder 16703	65	98.250	10/25/2010 8:17:04 PM	Rejected: Price	
Bidder 21001	1	98.200	10/24/2010 3:02:59 PM	Rejected: Price	
Bidder 23449	25	98.200	10/25/2010 8:23:52 PM	Rejected: Price	
Bidder 5997	10	98.200	10/26/2010 4:31:57 AM	Rejected: Price	
Bidder 24511	31	98.173	10/25/2010 11:37:21 PM	Rejected: Price	
Bidder 21217	10	98.151	10/21/2010 6:41:02 PM	Rejected: Price	
Bidder 19253	20	98.150	10/25/2010 5:59:45 PM	Rejected: Price	
Bidder 15486	1	98.100	10/22/2010 12:28:32 PM	Rejected: Price	
Bidder 21001	1	98.100	10/24/2010 3:02:59 PM	Rejected: Price	
Bidder 20701	3	98.100	10/25/2010 1:40:24 AM	Rejected: Price	
Bidder 21927	1	98.100	10/25/2010 1:49:25 PM	Rejected: Price	
Bidder 15259	100	98.080	10/26/2010 9:03:25 AM	Rejected: Price	
Bidder 14033	15	98.078	10/21/2010 10:51:09 AM	Rejected: Price	
Bidder 23520	40	98.078	10/22/2010 2:05:03 PM	Rejected: Price	
Bidder 22548	10	98.078	10/25/2010 10:10:03 AM	Rejected: Price	
Bidder 7863	25	98.078	10/25/2010 12:16:03 PM	Rejected: Price	
Bidder 26413	2	98.055	10/22/2010 9:18:41 PM	Rejected: Price	
Bidder 24406	6	98.050	10/22/2010 7:35:04 PM	Rejected: Price	
Bidder 23094	5	98.050	10/25/2010 10:14:27 PM	Rejected: Price	
Bidder 21466	50	98.035	10/25/2010 6:17:36 PM	Rejected: Price	
Bidder 15413	200	98.031	10/21/2010 3:29:11 PM	Rejected: Price	
Bidder 23094	4	98.030	10/25/2010 10:13:53 PM	Rejected: Price	
Bidder 16434	20	98.011	10/23/2010 8:38:31 AM	Rejected: Price	
Bidder 5997	10	98.010	10/21/2010 5:20:03 AM	Rejected: Price

Bidder 13585	20	98.002	10/20/2010 1:28:35 PM	Rejected: Price	
Bidder 21127	10	98.002	10/23/2010 1:59:46 PM	Rejected: Price	
Bidder 22548	10	98.002	10/25/2010 10:12:59 AM	Rejected: Price	
Bidder 23072	5	98.002	10/25/2010 12:20:10 PM	Rejected: Price	
				« Prev. Page 3 of 4	Next »
			Auction Totals:	2,000 units	$ 2,000,000.00

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 15509	10	3.00%	10/21/2010 12:57:16 PM	10 units	$ 10,000.00
Bidder 26407	3	3.00%	10/22/2010 1:47:48 PM	3 units	$ 3,000.00
Bidder 26409	4	3.00%	10/22/2010 3:40:23 PM	4 units	$ 4,000.00
Bidder 26287	15	3.00%	10/25/2010 3:44:05 PM	15 units	$ 15,000.00
Bidder 16745	10	3.00%	10/25/2010 11:01:53 PM	10 units	$ 10,000.00
			Auction Totals:	42 units	$ 42,000.00

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated April 21, 2009, the prospectus supplement dated September 14, 2009 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB(Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Notice: The auction has been extended until 10/26/2010 12:06:50 PM EDT.

Auction Information

Auction Start:	10/19/2010 6:00 PM EDT
Auction End:	10/26/2010 12:06 PM EDT
Last Update:	**10/26/2010 1:16:04 PM EDT**
Auction Status:	**Over**

Issue Information

Bidding Information

Buy Today! Information

Bids

Final Market-Clearing Price: 100.000

Final Market-Clearing Yield: 3.000%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 22994	25	98.000	10/20/2010 6:31:20 PM	**Rejected: Price**	
Bidder 26396	100	98.000	10/20/2010 9:26:30 PM	**Rejected: Price**	
Bidder 26372	4	98.000	10/21/2010 12:45:43 AM	**Rejected: Price**	
Bidder 22843	50	98.000	10/22/2010 2:58:44 PM	**Rejected: Price**	
Bidder 23072	1	98.000	10/25/2010 12:20:10 PM	**Rejected: Price**	
Bidder 25683	5	98.000	10/25/2010 2:46:32 PM	**Rejected: Price**	
Bidder 13727	5	98.000	10/25/2010 4:17:19 PM	**Rejected: Price**	
			Auction Totals:	**2,000 units**	**$ 2,000,000.00**

« Prev. Page 4 of 4 Next »

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 15509	10	3.00%	10/21/2010 12:57:16 PM	10 units	$ 10,000.00
Bidder 26407	3	3.00%	10/22/2010 1:47:48 PM	3 units	$ 3,000.00
Bidder 26409	4	3.00%	10/22/2010 3:40:23 PM	4 units	$ 4,000.00
Bidder 26287	15	3.00%	10/25/2010 3:44:05 PM	15 units	$ 15,000.00
Bidder 16745	10	3.00%	10/25/2010 11:01:53 PM	10 units	$ 10,000.00
			Auction Totals:	**42 units**	**$ 42,000.00**

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated April 21, 2009, the prospectus supplement dated September 14, 2009 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by Grant Street Group Software That Works®

Entrust

ZIONS DIRECT